ARTICLES OF INCORPORATION

                                       OF

                             GOLDEN BEAR GOLF, INC.

                          ARTICLE I - NAME AND ADDRESS

         The name of this corporation is Golden Bear Golf, Inc. (the "Corporation"). The address of the principal office and the mailing address of this Corporation is 11780 U.S. Highway One, North Palm Beach, Florida 33408.

                              ARTICLE II - PURPOSE

         This Corporation is organized for the purpose of transacting any and all lawful business for corporations organized under the Florida Business Corporation Act.

                           ARTICLE III - CAPITAL STOCK

         The aggregate number of shares which this Corporation shall have authority to issue is one hundred million (100,000,000) shares, consisting of
(a) seventy million (70,000,000) shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); (b) ten million (10,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); and twenty million (20,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be called "Common Stock."

                ARTICLE IV - INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of this Corporation and the name of the initial registered agent of this Corporation at such office are:

         NAME                                     ADDRESS
         ----                                     -------
         CT Corporation System                    1200 South Pine Island Road
                                                  Plantation, Florida 33324


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                            ARTICLE V - INCORPORATOR

         The name and address of the person filing these Articles of Incorporation as incorporator are:

         NAME                                     ADDRESS
         ----                                     -------
Steven D. Rubin                                   150 West Flagler Street
                                                  Miami, Florida  33130

                  ARTICLE VI - SPECIAL MEETINGS OF SHAREHOLDERS

         The shareholders of this Corporation may only call a special meeting of shareholders if the holders of at least 50% of the voting power of all of the shares of the capital stock of the Corporation all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to this Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                        ARTICLE VII - BOARD OF DIRECTORS

         7.1 FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be residents of Florida or shareholders of the Corporation.

         7.2 NUMBER OF DIRECTORS.

                           (i) The Board of Directors of the Corporation shall
consist of not less than four persons, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Corporation then holding office at any special or regular meeting. Any such resolution increasing or decreasing the number of directors shall have the effect of creating or eliminating a vacancy or vacancies, as the case may be, provided that no such resolution shall reduce the number of directors below the number then holding office and provided further that no such resolution may increase or decrease the number

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of directors by more than 30% of the number of directors last approved by the shareholders at any special or annual meeting of the shareholders of the Corporation.

                           (ii) Commencing with the first annual meeting of
shareholders of the Corporation following the consummation of the initial offering and sale by the Corporation of shares of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the Board of Directors shall be divided into three (3) classes; designated Class I, Class II and Class III, with each class having as nearly an equal number of directors as possible. At the annual meeting, directors of Class I shall be initially elected to hold office for a one-year term, directors of Class II shall be initially elected to hold office for a two-year term, and directors of Class III shall be initially elected to hold office for a three-year term with each director in each class to hold office until his successor is elected and qualified, or until his earlier resignation, removal from office or death. At each succeeding annual meeting of shareholders beginning at the annual meeting after such first meeting, the successors of the class of directors whose term expires at the meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election or until their successors are duly elected and qualified. The original allocation among the three classes of directors elected at such first annual meeting shall be determined by a resolution of the Board of Directors.

         7.3 ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         7.4 VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled only by the Board of Directors

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(and not by the shareholders), by resolution adopted by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors; provided, however, that if not so filled, any such vacancy shall be filled by the shareholders at the next annual meeting or at a special meeting called for that purpose. Any director so elected or appointed shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred, as the case may be, and until such director's successor is elected and qualified.

         7.5 REMOVAL OF DIRECTORS. At a meeting of shareholders, any director or the entire Board of Directors may be removed, solely with cause and provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him constitutes at least 66 2/3% of the voting power of all of the shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Section 7.5 of Article VII, "cause" shall mean the failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct injurious to the Corporation.

                         ARTICLE VIII - INDEMNIFICATION

         This Corporation shall indemnify any director, or any former director of this Corporation, to the fullest extent permitted by law.

                               ARTICLE IX - BYLAWS

         The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of at least a majority of the members of the Board of Directors then in office or by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class.

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               ARTICLE X - AMENDMENT OF ARTICLES OF INCORPORATION

         The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation in any manner permitted by law and all rights and powers conferred upon shareholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, any such amendment, alteration, change or repeal shall require approval of both (a) the Board of Directors by the affirmative vote of a majority of the members then in office and (b) the holders of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that any proposal to amend, alter, change or repeal the provisions of Article VII and this Article X shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on June 6, 1996.

                                              /s/ STEVEN D. RUBIN
                                              --------------------------------
                                              Steven D. Rubin, Incorporator